Exhibit 99(d)(i)(A)
                                                           -------------------


CERTIFICATE NUMBER                                          NUMBER OF SHARES

    1

                  THE GABELLI GLOBAL MUTLIMEDIA TRUST INC.
                            a Maryland corporation
                  _____ % Series B Cumulative Preferred Stock
                           $.001 Par Value Per Share
                    $25.00 Liquidation Preference Per Share

                                   Cusip No.

         This certifies that Cede & Co. is the owner of fully paid and non-assessable Shares of % Series B Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share, of The Gabelli Global Multimedia Trust Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         Upon request, and without charge, the Fund will furnish a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption of the securities represented by this Certificate.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed
by its duly authorized officers and its Seal to be hereunto affixed this     th
day of March 2003.


____________________________,
As Transfer Agent and Registrar              THE GABELLI GLOBAL
                                             MULTIMEDIA TRUST INC.


By:_________________________                 By:___________________________
     Authorized Signature                    Name:  Bruce Alpert
                                             Title: President


                                             Attest:_________________________
                                             Name:  James McKee
                                             Title: Secretary

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF STOCK AUTHORIZED TO BE ISSUED AND, WITH RESPECT TO THE CLASSES OF STOCK WHICH MAY BE ISSUED INA SERIES, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SUCH SERIES, SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.


THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MASSACHUSETTS AND NEW YORK, NEW YORK

                                 TRANSFER FORM


         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers _______ Shares of Series B Cumulative Preferred Stock represented by this Certificate unto _______________ , and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______


In presence of:


_______________                       _______________



         Shares of Series B Cumulative Preferred Stock evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of the Series B Cumulative Preferred Stock, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Fund or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.